                                                                 EXHIBIT 4.4



===============================================================================

                          NATIONAL ENERGY GROUP, INC.

                                        as Issuer,

                                      AND

                                 BANK ONE, N.A.

                                        as Trustee



                          ____________________________


                                   INDENTURE


                          DATED AS OF AUGUST 21, 1997


                          ____________________________


                                $165,000,000.00


                     10 3/4% SERIES C SENIOR NOTES DUE 2006

===============================================================================

                             CROSS-REFERENCE TABLE

TIA SECTION                                                                              INDENTURE SECTION
       310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
          (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
          (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.05
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.03
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.03
       313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
          (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06; 11.02
          (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
       314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.02; 4.03; 11.02
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.04
          (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.04
          (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.05
          (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(b)
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.05; 11.02
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(a)
          (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(c)
          (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
       316(a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.09
          (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.05
          (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.02; 6.04; 9.02
          (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9.04
       317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.08
          (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.09
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.04
       318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.01
       318(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.01
-------------------------

N.A. means Not Applicable
NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                        ARTICLE I

                                        Definitions And Incorporation By Reference

         SECTION  1.01        Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION  1.02        Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION  1.03        Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . .  24
         SECTION  1.04        Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                        ARTICLE II

                                                      The Securities

         SECTION  2.01        Principal Amount; Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION  2.02        Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION  2.03        Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION  2.04        Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION  2.05        Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION  2.06        Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION  2.07        Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION  2.08        Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION  2.09        Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION  2.10        Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION  2.11        Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION  2.12        Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION  2.13        Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                       ARTICLE III

                                                        Redemption

         SECTION  3.01        Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION  3.02        Selection of Securities to Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION  3.03        Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION  3.04        Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION  3.05        Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION  3.06        Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         SECTION  3.07        Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION  3.08        Equity Offering Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        ARTICLE IV

                                                        Covenants

         SECTION  4.01        Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION  4.02        SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION  4.03        Compliance Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION  4.04        Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION  4.05        Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION  4.06        Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION  4.07        Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION  4.08        Maintenance of Properties and Insurance . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION  4.09        Limitation on Incurrence of Additional Indebtedness . . . . . . . . . . . . . . . . . .  44
         SECTION  4.10        Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION  4.11        Limitation on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION  4.12        Limitation on Liens Securing Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION  4.13        Limitation on Sale/Leaseback Transactions . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION  4.14        Limitation on Payment Restrictions Affecting Subsidiaries . . . . . . . . . . . . . . .  49
         SECTION  4.15        Limitation on Issuances and Sales of Restricted Subsidiary Stock  . . . . . . . . . . .  50
         SECTION  4.16        Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION  4.17        Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION  4.18        Limitation on Line of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION  4.19        Limitation on Restrictive Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                        ARTICLE V

                                                  Successor Corporation

         SECTION  5.01        When Company May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION  5.02        Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                        ARTICLE VI

                                                  Defaults And Remedies

         SECTION  6.01        Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION  6.02        Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         SECTION  6.03        Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION  6.04        Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION  6.05        Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION  6.06        Limitation on Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION  6.07        Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION  6.08        Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION  6.09        Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION  6.10        Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION  6.11        Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                       ARTICLE VII

                                                         Trustee

         SECTION  7.01        Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION  7.02        Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION  7.03        Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION  7.04        Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION  7.05        Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION  7.06        Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION  7.07        Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION  7.08        Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION  7.09        Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION  7.10        Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION  7.11        Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . .  66

                                                       ARTICLE VIII

                                                  Discharge Of Indenture

         SECTION  8.01        Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . .  66
         SECTION  8.02        Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION  8.03        Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION  8.04        Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION  8.05        Deposited Money and U.S. Government Securities to be Held in Trust; Other
                              Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION  8.06        Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION  8.07        Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                                                        ARTICLE IX

                                           Amendments, Supplements And Waivers

         SECTION  9.01        Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION  9.02        With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION  9.03        Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION  9.04        Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION  9.05        Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION  9.06        Trustee Protected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

                                                        ARTICLE X

                                                        Guarantees

         SECTION  10.01       Unconditional Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION  10.02       Guarantors May Consolidate, etc., on Certain Terms  . . . . . . . . . . . . . . . . . .  75
         SECTION  10.03       Addition of Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION  10.04       Release of a Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION  10.05       Limitation of Guarantor's Liability . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION  10.06       Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION  10.07       Execution and Delivery of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION  10.08       Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                                        ARTICLE XI

                                                      Miscellaneous

         SECTION  11.01       Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION  11.02       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION  11.03       Communication by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION  11.04       Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . .  80
         SECTION  11.05       Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . .  80
         SECTION  11.06       Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION  11.07       Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION  11.08       Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION  11.09       No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . .  81
         SECTION  11.10       No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION  11.11       Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION  11.12       Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION  11.13       Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

         SIGNATURES

         EXHIBIT A          FORM OF SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         EXHIBIT A-1        FORM OF NOTATION ON SECURITY RELATING
                            TO GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A1-1
         EXHIBIT B          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR TRANSFER OF SERIES C SENIOR NOTES  . . . . . B-1
         EXHIBIT C          FORM OF LEGAL OPINION ON TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
         EXHIBIT D          FORM OF COMPLIANCE CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
         EXHIBIT E          FORM OF TRANSFEREE LETTER OF REPRESENTATION . . . . . . . . . . . . . . . . . . . . . . . E-1
-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

         INDENTURE, dated as of August 21, 1997, between NATIONAL ENERGY GROUP, INC., a Delaware corporation (the "Company"), and Bank One, N.A., a national banking association, as Trustee. Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company's 10 3/4% Series C Senior Notes due 2006 (the "Series C Notes") and the 10 3/4% Series D Senior Notes due 2006 (the "Series D Notes" and, together with the Series C Notes, the "Securities") issued pursuant to this Indenture:

                                   ARTICLE I

                   Definitions And Incorporation By Reference

SECTION  1.01    Definitions.

         "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any acquisition consummated since the effective date of such year-end reserve reports and (B) estimated oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end reserve reports which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve reports), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the effective date of such year- end reserve reports and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries since the effective date of such year-end reserve reports attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end reserve reports which would, in accordance with standard industry practice, result in such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve reports); provided that, in the case of each of the determinations made pursuant to sub-clauses (A) through (D) above, such increases and decreases shall be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change and in connection with the incurrence of Indebtedness under
Section 4.09, all or any part of an increase in discounted future net revenue resulting from the matters described in sub-clauses (A) and (B) above are needed to permit the incurrence of such Indebtedness, then the discounted future net revenue utilized for purposes of this clause (a) (i) shall be confirmed in writing by independent petroleum engineers provided that, in the event that the determinations made pursuant to sub-clauses (C) and (D) above, when taken alone, would not cause a Material Change, then such written confirmation need only cover the incremental additions to discounted future net revenues resulting from the determinations made pursuant to sub-clauses (A) and (B) above to the extent needed to permit the incurrence of such Indebtedness, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any non-current portion of gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve reports), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto,
(iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a) (i) above (utilizing the same prices utilized in the Company's year-end reserve reports), would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's initial or year-end reserve reports), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company was still using the full cost method of accounting.

         "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of (i) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (ii) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing; provided that a corporation shall not be deemed an Affiliate of the Company solely by reason of having a single common director with the Company who constitutes less than a majority of the directors of either the Company and the other corporation.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means any sale, lease, transfer, exchange or other disposition having a fair market value of $1,000,000 or more (or series of sales, leases, transfers, exchanges or dispositions during any fiscal year having an aggregate fair market value of such amount) of shares of Capital Stock of a Restricted Subsidiary (other than directors' Qualifying Shares), or of property or assets (including the creation of Dollar-Denominated Production Payments and Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto) or any interests therein (each referred to for purposes of this definition as a disposition) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than (a) by the Company to a Wholly Owned Restricted Subsidiary or by a Subsidiary to the Company or a Wholly Owned Restricted Subsidiary, (b) a sale of oil, gas or other hydrocarbons or other mineral products in the ordinary course of business of the Company's oil and gas production operations, (c) any abandonment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business (but excluding (x) any sale of a net profits or overriding royalty interest, in each case conveyed from or burdening proved developed or proved undeveloped reserves and (y) any sale of hydrocarbons or other mineral products as a result of the creation of Dollar-Denominated Production Payments or Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto), (d) the disposition of all or substantially all of the assets of the Company in compliance with Article V and Sale/Leaseback Transactions in compliance with Section 4.13, (e) the provision of services and equipment for the operation and development of the Company's oil and gas wells, in the ordinary course of the Company's oil and gas service businesses, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines, (f) the issuance by the Company of shares of its Capital Stock, (g) any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties for other oil and gas properties owned or held by another Person provided that
(i) the fair market value of the properties traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such fair market value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the properties (together with any cash or Cash Equivalents, not to exceed 15% of such fair market value) to be received by the Company or such Restricted Subsidiary as determined in good faith by the Board of Directors of the Company, which determination shall be certified by a resolution of the Board of Directors delivered to the Trustee if such fair market value is in excess of $5,000,000, provided that if such resolution indicates that such fair market value is in excess of $10,000,000 such resolution shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a speciality in oil and gas properties, and (ii) such exchange is approved by a majority of Disinterested Directors of the Company, and (h) the sale, transfer or other disposition in the ordinary course of business of oil and natural gas properties, or interests therein, provided that such properties either (i) do not have proved reserves attributed to them or (ii) were purchased for the purpose of offering such properties for resale or participations by other Persons).

         "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the product of (x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bank Credit Facility" means a revolving credit, term credit and/or letter of credit facility, the proceeds of which are used for working capital and other general corporate purposes to be entered into by one or more of the Company and/or its Restricted Subsidiaries and certain financial institutions, as amended, extended or refinanced from time to time. The Revised Credit Facility will constitute a Bank Credit Facility.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors or the managing partner(s) of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading and which is not a Legal Holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and Preferred Stock of such Person.

         "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 90 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 90 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 90 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Services at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; and (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

         "Consolidated Interest Coverage Ratio" means, for any Reference Period, the ratio on a pro forma basis of (a) the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Tax Expense,
(iv) depreciation and depletion of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP on a consolidated basis plus (v) amortization of the Company and its Restricted Subsidiaries including, without limitation, amortization of capitalized debt issuance costs, as determined in accordance with GAAP on a consolidated basis, in each case as determined for the Reference Period to (b) Consolidated Interest Expense for such Reference Period; provided, that, in calculating each of the items set forth in the foregoing (i) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") shall be assumed to have occurred on the first day of the Reference Period, (provided further that nonrecurring expenses incurred by NEG-OK prior to the date NEG-OK became a Subsidiary shall be excluded from any calculation of Consolidated Interest Coverage Ratio), (ii) the incurrence of any Indebtedness (including the issuance of the Securities) or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (iii) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Transaction Date shall be assumed to have been repaid as of the first day of such Reference Period, (iv) the Consolidated Interest Expense attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date was the average rate in effect during the entire Reference Period and (v) in determining the amount of Indebtedness pursuant to Section 4.09, the incurrence of Indebtedness or issuance of Disqualified Stock giving rise to the need to calculate the Consolidated Interest Coverage Ratio and, to the extent the net proceeds from the incurrence or issuance thereof are used to retire Indebtedness, the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period.

         "Consolidated Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, for the Reference Period, the aggregate amount (without duplication) of (a) interest expensed in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations, but excluding interest attributable to Dollar-Denominated Production Payments and amortization of deferred debt expense) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (including (i) amortization of original issue discount on any Indebtedness (other than with respect to the Securities), (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and interest rate swap arrangements, in each case to the extent attributable to such period), and (b) dividend requirements of the Company and its Restricted Subsidiaries with respect to any Preferred Stock or Disqualified Stock dividends (whether in cash or otherwise (except dividends paid solely in shares of Capital Stock other than Disqualified Stock)) paid (other than to the Company or any of its Restricted Subsidiaries), declared, accrued or accumulated during such period, divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the Reference Period preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, in each case to the extent attributable to such period and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (b) interest expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of the Company of an obligation of another Person (other than the Company or any other Restricted Subsidiary) shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net
Income: (a) any net income of any Person if such Person is not the Company or a consolidated Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (c) the net income of any Restricted Subsidiary to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, is prohibited; (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (e) any gain (but not loss) from currency exchange transactions not in the ordinary course of business consistent with past practice; (f) the cumulative effect of a change in accounting principles; (g) to the extent deducted in the calculation of net income, the non-cash charges associated with the repayment of Indebtedness with the proceeds from the sale of the Securities and the Series A/B Notes and the prepayment of any of the Securities and the Series A/B Notes; (h) any writedowns of noncurrent assets; provided, however, that any ceiling limitation writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred; and (i) any gain (but not loss) attributable to extraordinary items.

         "Consolidated Net Worth" means, with respect to the Company and its Restricted Subsidiaries, as at any date of determination, the sum of Capital Stock (other than Disqualified Stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) minus all intangible assets, including, without limitation, organization costs, patents, trademarks, copyrights, franchises, research and development costs, and any amount reflected in treasury stock, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Tax Expense" means, for any period, the provisions for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Definitive Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof, and do not have attached the additional schedule referred to in footnote 3 thereof.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Disinterested Director" means, with respect to an Affiliate Transaction or series of related Affiliate Transactions, a member of the Board of Directors of the Company who has no financial interest, and whose employer has no financial interest, in such Affiliate Transaction or series of related Affiliate Transactions.

         "Disqualified Stock" means any Capital Stock of the Company or any Restricted Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

         "Dollar-Denominated Production Payments" mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Effective Registration" means the Company shall have (i) commenced a Registered Exchange Offer for the Securities pursuant to an effective registration statement under the Securities Act or (ii) filed and caused to become effective the Notes Shelf Registration under the Securities Act for the sale of Securities by Holders.

         "Equity Offering" means any underwritten public offering of common stock of the Company pursuant to a registration statement filed pursuant to the Securities Act or any private placement of Capital Stock (other than Disqualified Stock) of the Company (other than to any Person who, prior to such private placement, was a Subsidiary of the Company or any other Person controlled by the Company) which offering or placement is consummated after the Series A/B Issue Date.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Series A/B Issue Date.

         "Global Security" means a Security that contains the language referred to in footnotes 1 and 2 and the additional schedule referred to in footnote 3 to the form of the Securities attached hereto as Exhibit A.

         "Guarantee" or "Guarantees" means any Guarantee issued by existing or future Restricted Subsidiaries pursuant to Article X hereof.

         "Guarantor" means (i) each of the Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Article X hereof and (ii) each of the Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture; in each case until such time, if any, such Subsidiary is released from the Guarantee pursuant to Section 10.04 hereof.

         "Holder" means a Person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" means, without duplication, with respect to any Person,
(a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under interest rate swap obligations, commodity swap obligations and foreign currency hedges, except to the extent such net obligations are taken into account in the determination of future net revenues from proved oil and gas reserves for purposes of the calculation of Adjusted Consolidated Net Tangible Assets; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); (d) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a resolution of such Board; (e) with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Stock; (f) the aggregate preference in respect of amounts payable on the issued and outstanding shares of Preferred Stock of any of the Company's Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of Preferred Stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of Preferred Stock that are owned by the Company or any of its Restricted Subsidiaries); and (g) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e), (f) or this clause (g), whether or not between or among the same parties. Subject to clause (c) of the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Securities" means the Series C Notes issued pursuant to this Indenture.

         "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of assets, Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) or advances on a balance sheet of such Person prepared in accordance with GAAP.

         "Issue Date" means the date on which the Initial Securities are originally issued under this Indenture.

         "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

         "Make-Whole Amount" with respect to a Security means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Security as if such Security were redeemed on November 1, 2001, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (ii) the outstanding principal amount of such Security. "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Securities assuming redemption of the Securities on November 1, 2001; provided, however, that if the Make-Whole Average Life of such Security is not equal to the constant maturity of the United States Treasury securities for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and November 1, 2001.

         "Make-Whole Price" with respect to a Security means the greater of (i) the sum of the outstanding principal amount and the Make-Whole Amount of such Security, and (ii) the redemption price of such Security on November 1, 2001, determined pursuant to this Indenture (105.375 % of the principal amount).

         "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than either (i) 10% from the end of the immediately preceding fiscal quarter in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, or (ii) 20% from the end of the immediately preceding year in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, in each case calculated in accordance with clause (a) (i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (a) any acquisitions of oil and gas reserves made after the end of the immediately preceding year for which the discounted future net revenues have been estimated by independent petroleum engineers since the end of the preceding year and on which a report or reports exist and (b) any disposition of properties existing at the beginning of the current quarter or current year, as the case may be, for purposes of clause (i) or clause (ii) above, that have been disposed of as provided in Section 4.11.

         "Maturity Date" means November 1, 2006.

         "NEG-OK" means National Energy Group of Oklahoma, Inc., a Delaware corporation and former wholly-owned Subsidiary of the Company that was merged with and into the Company effective December 31, 1996.

         "Net Cash Proceeds" means (a) with respect to any Asset Sale or Sale/Leaseback Transaction of any Person, an amount equal to aggregate cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale or Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction and which is actually so repaid and (b) in the case of any sale by the Company of securities pursuant to clauses (B) or
(C) of Section 4.10(a)(iii), the amount of aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

         "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries (including the current portion of gas balancing liabilities), except current liabilities included in Indebtedness.

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Person as to which (a) neither the Company nor any Restricted Subsidiary (i) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Non-Recourse Indebtedness) of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Notes Liquidated Damages" shall have the meaning given such term in the Registration Rights Agreement.

         "Notes Shelf Registration" shall have the meaning given such term in the Registration Rights Agreement.

         "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either a Secretary, Assistant Secretary or Assistant Treasurer of such Person. One of the Officers signing an Officers' Certificate given pursuant to Section 4.03(a) shall be the principal executive, financial or accounting Officer of the Person delivering such certificate.

         "Oil and Gas Business" means the business of the exploration for, and exploitation, development, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resources businesses (including oil and gas services businesses related to the foregoing).

         "Oil and Gas Securities" means the Voting Stock of a Person primarily engaged in the Oil and Gas Business, provided that such Voting Stock shall constitute a majority of the Voting Stock of such Person in the event that such Voting Stock is not registered under Section 12 of the Exchange Act.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or any Guarantor, if applicable) or the Trustee.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "PBGC Plan" shall mean any employee pension benefit plan as defined in
Section 3(2) of ERISA sponsored by the Company or an ERISA Affiliate (excluding any Multiemployer Plan and any Multiple Employer Plan) and which is subject to Title IV of ERISA or Section 412 of the Code.

         "Permitted Business Investments" means (i) Investments in assets used in the Oil and Gas Business; (ii) the acquisition of Oil and Gas Securities;
(iii) the entry into operating agreements, joint ventures, processing agreements, farmout agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited) or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding solely for purposes of this clause (iii), however, Investments in corporations; (iv) the acquisition of working interests, royalty interests or mineral leases relating to oil and gas properties; (v) Investments by the Company or any Wholly Owned Restricted Subsidiary in any Person which, immediately prior to the making of such Investment, is a Wholly Owned Restricted Subsidiary; (vi) Investments in the Company by any Wholly Owned Restricted Subsidiary; (vii) Investments permitted under Section 4.11 and Section 4.13; (viii) Investments in any Person the consideration for which consists of Capital Stock (other than Disqualified Stock); (ix) Investments constituting obligations under hedging arrangements described in clause (viii) of the definition of "Permitted Indebtedness;" and
(x) Investments in Unrestricted Subsidiaries the assets of which consist of assets used in the Oil and Gas Business (other than cash and Cash Equivalents) received by the Company from any Person other than a Subsidiary of the Company solely as a result of the issuance or sale of Capital Stock of the Company (other than Disqualified Stock) provided that such Investment is made within 30 days of the issuance or sale of such Capital Stock.

         "Permitted Company Refinancing Indebtedness" means Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company (other than any Indebtedness incurred in reliance upon clause (ii) or clause (v) of the definition of Permitted Indebtedness), provided that (i) if the Indebtedness (including the Securities) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Securities, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Securities at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and
(iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Company Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

         "Permitted Financial Investments" means the following kinds of instruments if, in the case of instruments referred to in clauses (i) through
(iv) below, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary, the remaining term to maturity is not more than one year: (i) readily marketable obligations issued or unconditionally guaranteed as to principal of and interest on by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (ii) repurchase obligations for instruments of the type described in clause (i) for which delivery of the instrument is made against payment; (iii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided, that such depository institution or trust company has, at the time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital surplus or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $500,000,000; (iv) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 (or higher) by Standard & Poor's Ratings Services and P-1 (or higher) by Moody's Investors Services, Inc.; and (v) money market mutual or similar funds having assets in excess of $500,000,000.

         "Permitted Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the Series A/B Issue Date; (ii) Indebtedness of the Company and its Restricted Subsidiaries under a Bank Credit Facility in a principal amount outstanding at any time not to exceed a principal amount equal to the greater of (a) $40,000,000 and (b) $10,000,000 plus 15% of Adjusted Consolidated Net Tangible Assets plus related accrued interests and costs, less any Net Cash Proceeds applied in accordance with
Section 4.11(b) to repay or prepay such Indebtedness that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum amount that may be borrowed thereunder provided that the aggregate amount of applied Net Cash Proceeds shall not permanently, reduce the amount of Permitted Indebtedness under this clause (ii) below $10,000,000 principal amount plus related accrued interest and costs; (iii) other Indebtedness of the Company and its Restricted Subsidiaries in a principal amount not to exceed $10,000,000 at any one time outstanding; (iv) Non-Recourse Indebtedness; (v) Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company and Indebtedness of any Restricted Subsidiary of the Company to the Company or another Wholly Owned Restricted Subsidiary of the Company; (vi) Permitted Company Refinancing Indebtedness; (vii) Permitted Subsidiary Refinancing Indebtedness; (viii) obligations under hedging arrangements that the Company and its Subsidiaries enter into in the ordinary course of business for the purpose of protecting their production against fluctuations in oil and natural gas prices; (ix) Indebtedness under the Securities and the Series A/B Notes; and (x) Indebtedness of a Subsidiary pursuant to a Guarantee of the Securities pursuant to Article X of this Indenture or of the Series A/B Notes pursuant to the Series A/B Indenture.

         "Permitted Investments" means Permitted Business Investments and Permitted Financial Investments.

         "Permitted Liens" means (i) Liens outstanding as of the Series A/B Issue Date; (ii) Liens now or hereafter securing a Bank Credit Facility; provided, however, such Liens are limited to securing Indebtedness in an amount not in excess of that permitted to be incurred in accordance with clause (ii) of the definition of Permitted Indebtedness; (iii) Liens now or hereafter securing any interest rate hedging obligations so long as the related Indebtedness (a) constitutes Senior Indebtedness or (b) is, or is permitted to be under this Indenture, secured by a Lien on the same property securing such interest rate obligations; (iv) Liens now or hereafter securing any interest rate hedging obligations so long as the related Indebtedness (a) constitutes the Securities or the Series A/B Notes (or any Permitted Company Refinancing Indebtedness in respect thereof) or (b) is, or is permitted to be under this Indenture, secured by a Lien on the same property securing such interest rate hedging obligations; (v) Liens securing Indebtedness, the proceeds of which are used to refinance secured Indebtedness of the Company or its Restricted Subsidiaries; provided, that such Liens extend to or cover only the property or assets currently securing the Indebtedness being refinanced; (vi) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP; (vii) mechanics', workmen's, materialmen's, operators' or similar Liens arising in the ordinary course of business; (viii) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations; (ix) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (x) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Restricted Subsidiaries; (xi) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (xii) Liens on pipeline or pipeline facilities which arise out of operation of law; (xiii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xiv) (a) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, (b) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Restricted Subsidiary, or (c) Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided that in each such case no such Lien shall extend to or cover any property of the Company or any Restricted Subsidiary other than the property being acquired and improvements thereon; (xv) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business;
(xvi) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; (xvii) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets; (xviii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (xix) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (xx) Liens securing obligations under hedging arrangements that the Company enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in oil and natural gas prices; and (xxi) Liens to secure Dollar-Denominated Production Payments and Volumetric Production Payments.

         "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Restricted Subsidiary (other than any Indebtedness incurred in reliance upon clause (ii) or clause (v) of the definition of Permitted Indebtedness), provided that (i) if the Indebtedness (including any Guarantee) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Guarantee, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Guarantee at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Subsidiary Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP); provided, however, that a Restricted Subsidiary shall not incur refinancing Indebtedness to renew, extend, refinance, refund or repurchase outstanding Indebtedness of another Subsidiary unless such Subsidiary is a Guarantor.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of dividends, or upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article XI of Regulation S-X under the Securities Act.

         "Reference Period" means, with respect to any Person, the four full consecutive fiscal quarters ended with the last full fiscal quarter for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

         "Registered Exchange Offer" shall have the meaning given such term in the Registration Rights Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 21, 1997, by and between the Company and the purchasers named therein, as such agreement may be amended, modified or supplemented from time to time.

         "Restricted Payment" means, with respect to any Person, any of the following: (i) any dividend or other distribution in respect of such Person's Capital Stock (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Restricted Subsidiaries (but excluding (a) any cashless exercise of warrants or options or (b) payments in respect of cash elections or phantom stock or similar awards under any director or employee benefit plan or arrangement provided such payment is recorded as a compensation expense under
GAAP); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities; and (iv) the making by such Person of any Investment other than a Permitted Investment.

         "Restricted Securities" mean Securities that bear or are required to bear the Restricted Securities Legend.

         "Restricted Securities Legend" means the legend set forth on the face of the form of Security attached hereto as Exhibit A, pursuant to Section 2.06.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, the Company could incur at least $1.00 in additional Indebtedness pursuant Section 4.09(a).

         "Revised Credit Facility" means the Restated Loan Agreement between the Company and Bank One, Texas, N.A. and Credit Lyonnais, New York, as amended from time to time, including but not limited to the First Amendment dated as of October 31, 1996, the Second Amendment dated as of March 7, 1997, and the Third Amendment dated as of May 12, 1997, and the Fourth Amendment dated as of August 21, 1997.

         "Sale/Leaseback Transaction" means with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities" or "Security" means the Initial Securities and the Senior Exchange Securities, as either may be amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Senior Exchange Securities" means the Series D Notes issued in exchange for the Initial Securities pursuant to a Registered Exchange Offer and shall also include any Series D Notes issued in exchange for the Series B Notes.

         "Senior Indebtedness" means any Indebtedness of the Company (whether outstanding on the Series A/B Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Securities.

         "Senior Indebtedness of a Guarantor" means any Indebtedness of such Guarantor (whether outstanding on the Series A/B Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

         "Series A/B Indenture" means the Indenture dated as of November 1, 1996 among the Company, NEG-OK, and Bank One, Columbus, N.A., as trustee, and providing for the issuance of the Series A/B Notes in the aggregate principal amount of $100 million, as such may be amended or supplemented from time to time.

         "Series A/B Issue Date" means the date on which the Series A/B Notes were originally issued under the Series A/B Indenture.

         "Series A/B Notes" means the Company's 10 3/4% Senior Notes due 2006 issued pursuant to the Series A/B Indenture, as such may be amended or supplemented from time to time.

         "Series A/B Registration Rights Agreement" means the Registration Rights Agreement dated as of October 29, 1996, by and among the Company, NEG-OK and each of the purchasers named therein, as such agreement may be amended, modified or supplemented from time to time.

         "Series B Notes" means the Company's Series A/B Notes registered pursuant to the Series A/B Registration Rights Agreement.

         "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

         "Subordinated Indebtedness of a Guarantor" means any Indebtedness of such Guarantor (whether outstanding on the Series A/B Issue Date or thereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

         "Subordinated Indebtedness of the Company" means any Indebtedness of the Company (whether outstanding on the Series A/B Issue Date or thereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Securities.

         "Subsidiary" means any subsidiary of the Company. A subsidiary of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03.

         "Trust Officer" means any officer or assistant officer within the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Unrestricted Subsidiary" means (i) any Subsidiary of an Unrestricted Subsidiary or (ii) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors in accordance with the requirements of the following sentence. The Company may designate any Subsidiary of the Company or of a Restricted Subsidiary (including a newly acquired or newly formed Subsidiary or any Restricted Subsidiary of the Company), to be an Unrestricted Subsidiary by a resolution of the Board of Directors of the Company, as evidenced by written notice thereof delivered to the Trustee, if after giving effect to such designation, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a), (ii) the Company could make an additional Restricted Payment of at least $1.00 pursuant to Section 4.10(a),
(iii) such Subsidiary does not own or hold any Capital Stock of, or any lien on any property of, the Company or any Restricted Subsidiary and (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness. Notwithstanding the foregoing, as of the date of this Indenture, Boomer Marketing Corporation, an Oklahoma corporation, and Energy and Environmental Services Limited Partnership, an Oklahoma limited partnership, are designated by the Company as Unrestricted Subsidiaries.

         "Unrestricted Subsidiary Indebtedness" of any Person means Indebtedness of such Person (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise liable in any respect on, such Indebtedness), (ii) which, with respect to Indebtedness incurred after the Issue Date by the Company or any Restricted Subsidiary, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare a default on such Indebtedness of the Company or any Restricted Subsidiary and (iii) which is not secured by any assets of the Company or of any Restricted Subsidiary.

         "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

         "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

         "Volumetric Production Payments" mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such person, provided that, for purposes of the definition of Change in Control, the Series D Preferred Stock of the Company outstanding at the Series A/B Issue Date shall not be deemed Voting Stock unless and until the holders of such class take any action, by vote, consent or otherwise, to exercise any right of such class to elect or appoint more than one member to the Board of Directors of the Company.

         "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary 95% or more of the Capital Stock (other than directors' qualifying shares if applicable) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

Section  1.02    Other Definitions.

                                            Term                                        Defined in Section
         "Affiliate Transaction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.16
         "Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.01
         "Change of Control Offer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.17
         "Change of Control Notice" . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.17
         "Change of Control Payment Date" . . . . . . . . . . . . . . . . . . . . . . . . .      4.17
         "Covenant Defeasance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.03
         "Custodian"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.01
         "Defaulted Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.12
         "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.01
         "Excess Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.11
         "Funding Guarantor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10.06
         "incur"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.09
         "Legal Defeasance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.02
         "Legal Holiday"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.07
         "Net Proceeds Offer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.11
         "Net Proceeds Offer Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.11
         "Net Proceeds Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.11
         "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.03
         "Payment Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.01
         "Payment Restriction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.14
         "QIB"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.06
         "Registrar". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.03

SECTION  1.03    Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities and the Guarantees.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the Securities or the Guarantees.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

SECTION  1.04    Rules of Construction.

         Unless the context otherwise requires:

                          (1)     a term has the meaning assigned to it;

                          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                          (3)     "or" is not exclusive;

                          (4) words in the singular include the plural, and words in the plural include the singular;

                          (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

                          (6) provisions apply to successive events and transactions; and

                          (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.


                                   ARTICLE II

                                 The Securities

SECTION  2.01    Principal Amount; Form and Dating.

         (a)     Principal Amount

         The aggregate principal amount of Securities which may be issued, executed, authenticated and outstanding under this Indenture is $165,000,000; provided that $100,000,000 shall be reserved for issuance and shall be available for issuance only in connection with a possible exchange of Series B Notes for Senior Exchange Securities if such an exchange offer is made by the Company.

         (b)     Form and Dating

         The Securities and the certificate of authentication, and the notation on the Securities relating to the Guarantee and the certificate of authentication relating to the Guarantee, shall be substantially in the forms of Exhibits A and A-1, respectively. The Securities may also have such insertions, omissions, substitutions and variations as are required or as may be permitted by or consistent with this Indenture and, in this regard, Senior Exchange Securities issued pursuant to a Registered Exchange Offer in accordance with Section 2.06(c) and Section 2.06(i)(iii) may be referred to as Series D Notes on the face and reverse of the certificate and bear a CUSIP number different from that applicable to Securities bearing a Restricted Securities Legend. The provisions of Exhibits A and A-1 are part of this Indenture. The Securities may have notations, legends and endorsements required by law or stock exchange rule or usage. Restricted Securities shall bear the Restricted Securities Legend, unless removed in accordance with
Section 2.06. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the Securities and the Guarantee shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Guarantors, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Securities offered and sold in reliance on Rule 144A under the Securities Act will initially be issued only in the form of one or more Global Securities. Securities offered and sold in reliance on any other exemption from registration under the Securities Act will be issued only in the form of Definitive Securities.

         Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto and the additional schedule referred to in footnote 3 thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto and the additional schedule referred to in footnote 3 thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. Subject to the provisions of Section 2.06, any Person having a beneficial interest in a Global Security may exchange such beneficial interest, upon request to the Trustee, for fully certificated Definitive Securities in registered form.

SECTION  2.02    Execution and Authentication.

         Two Officers of the Company shall sign the Securities on behalf of the Company, and one Officer of each Guarantor shall sign the notation on the Securities relating to the Guarantee of such Guarantor on behalf of such Guarantor, in each case by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer of the Company or any Guarantor whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee or an authenticating agent manually signs the certificate of authentication on the Security and the Guarantee. These signatures shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee or an authenticating agent shall authenticate Securities for original issue in the aggregate principal amount of $165,000,000 upon a written order of the Company signed by two Officers of the Company. Subject to
Section 2.01 and Section 2.07, the aggregate principal amount of Securities outstanding at any time may not exceed $165,000,000. Each Security authenticated for original issuance shall bear the Restricted Securities Legend.

         The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so except on original issuance. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent and each reference to authentication of the Securities includes authentication of the Guarantee. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliates.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION  2.03    Registrar and Paying Agent.

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. Where the Trustee is acting as or has been appointed Registrar and/or Paying Agent, the Company may appoint one or more co-registrars and one or more additional paying agents with the prior consent of the Trustee, whose consent shall not be unreasonably withheld. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall provide for reasonable compensation for such services. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain or act as Registrar or Paying Agent, the Trustee shall act as such and shall be duly compensated therefor.

         The Registrar or a co-registrar and a Paying Agent shall be maintained by the Company in the Borough of Manhattan, the City of New York. The Company initially designates the Trustee as the Registrar and Paying Agent.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Securities Custodian with respect to the Global Securities.

SECTION  2.04    Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Securities (whether such money shall have been paid to it by the Company or any Guarantor), and to notify the Trustee of any Default by the Company or any Guarantor in making any such payment. While any such Default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. Except as provided in the immediately preceding sentence, the Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed and, if the Company requires such payment, the Company shall give prior notice to the Trustee and provide appropriate money transfer instructions to the Paying Agent. Upon such payment over to the Trustee and accounting for any funds disbursed, such Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold as separate trust funds for the benefit of the Holders all money held by it as Paying Agent.

SECTION  2.05    Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least ten Business Days prior to each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA
Section 312(a).

SECTION  2.06    Transfer and Exchange.

                 (a) Transfer and Exchange of Definitive Securities. When a Definitive Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Registrar are met; provided, however, that the Definitive Security presented or surrendered for register of transfer (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing; and (ii) in the case of a Definitive Security that is a Restricted Security, such request shall be accompanied by
(A) a certificate substantially in the form set forth as Exhibit B hereto, given by the Holder and the transferee of such Restricted Security, to the effect set forth therein and (B) an opinion of counsel substantially in the form of Exhibit C hereto from such Holder or the transferee satisfactory to the Trustee and the Registrar, to the effect set forth therein.

                 (b) Securities Selected for Redemption; Registrar Requirements; Authentication; Fees. The Registrar need not transfer or exchange any Securities selected for redemption, except the unredeemed portion of any Security being redeemed in part. Also, it need not transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested if the requirements of the Registrar are met. The Company shall cooperate with the Registrar in meeting its requirements. To permit transfers, registration and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any transfer, registration or exchange and may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but not for any exchange pursuant to Sections 2.10, 3.06 or 9.05.

                 (c) Restricted Securities Legend. If Securities are issued upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, or if a request is made to remove such Restricted Securities Legend on Securities, the Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company (with copies to the Registrar) such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company that (i) neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or, with respect to Restricted Securities, that such Securities upon transfer to the transferee will not be "restricted" within the meaning of Rule 144 under the Securities Act or (ii) there is an Effective Registration involving the Notes Shelf Registration with respect to the Securities then in effect or the Security as to which the Restricted Securities Legend is sought to be removed has been disposed of in accordance with the Notes Shelf Registration. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee of an Effective Registration with respect to the Notes Shelf Registration, the Trustee, at the written order of the Company signed by two Officers, shall authenticate and deliver Securities that do not bear the Restricted Securities Legend in exchange for Securities bearing the Restricted Securities Legend. If the Effective Registration is with respect to a Registered Exchange Offer for the Securities, the Company shall notify the Trustee, and the Trustee, at the Company's request, thereafter shall notify the Holders of receipt of such notice and, after receipt of a written order of the Company signed by two Officers for the authentication and delivery of Securities that do not bear the Restricted Securities Legend and a properly completed letter of transmittal or other requested documents from a Holder as specified in the exchange offer documents, shall exchange such Holder's Securities for Securities that do not bear the Restricted Securities Legend upon the terms set forth in the exchange offer documents.

                 (d) Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                          (i) if such Definitive Security is a Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Holder is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") or, if such Holder is transferring same, that such transferee is a Person that such Holder reasonably believes to be to a QIB in accordance with Rule 144A under the Securities Act; and

                          (ii) whether or not such Definitive Security is a Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Security Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, the Trustee shall cancel such Definitive Security in accordance with Section
2.11 hereof and cause, or direct the Security Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Security in the appropriate principal amount.


                 (e) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                 (f) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                          (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and, in the case of a Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                                  (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                                  (C) if such beneficial interest is being transferred in reliance on Rule 144 or Rule 904 or another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an opinion of counsel substantially in the form of Exhibit C hereto from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee or the Security Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian, cause the aggregate principal amount of Global Securities to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                          (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(f) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

                 (g) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 (h) Authentication of Definitive Securities in Absence of Depositary. If at any time:

                          (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Securities in an aggregate principal amount equal to the principal amount of the Global Securities in exchange for such Global Securities.

                 (i)      Legends.

                          (i)     Except as permitted by the following
         paragraphs (ii) and (iii), each Security certificate evidencing Global Securities and Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

         "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO OR FOR THE ACCOUNT OR BENEFIT OF ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHICH IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS COMPLIES WITH RULE 144 UNDER THE SECURITIES ACT) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER,
         (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS

         OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY,
         (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                          (ii) Subject to Section 2.06(c), upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or pursuant to an Effective Registration:

                                  (A)      in the case of any Restricted
                 Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Security that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Restricted Security; and

                                  (B)      in the case of any Restricted
                 Security represented by a Global Security, such Restricted Security shall not be required to bear the legend set forth in
                 (i) above, but shall continue to be subject to the other provisions hereof; provided, however, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Security for a Definitive Security that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                          (iii)   Notwithstanding the foregoing, upon
         consummation of the Registered Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with
         Section 2.02 hereof, the Trustee shall authenticate Senior Exchange Securities issued in exchange for Restricted Securities in the Registered Exchange Offer and/or in exchange for the Series B Notes, which Senior Exchange Securities shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Securities, in each case unless the Holder of such Securities is either (A) a broker-dealer, (B) a Person participating in the distribution of the Securities, (C) a Person who is an affiliate (as defined in Rule 144A) of the Company or (D) a Person who is not acquiring Senior Exchange Securities in the ordinary course of business.

                 (j) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in Global Securities have been exchanged for Definitive Securities, redeemed, repurchased or canceled, all Global Securities shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                 (k)      General Provisions Relating to Transfers and
Exchanges.

                          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate in accordance with Section 2.02 Definitive Securities and Global Securities at the Registrar's request.

                          (ii) The Registrar may require a Holder to furnish appropriate endorsements and transfer documents.

                          (iii)   All Definitive Securities and Global
         Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

SECTION  2.07    Replacement Securities.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee are met. An indemnity bond may be required by the Trustee, the Company or any Guarantor that is sufficient in the judgment of the Company, the Guarantors and the Trustee to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses (including fees and expenses of the Trustee) in replacing a Security.

SECTION  2.08    Outstanding Securities.

         Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Security does not cease to be outstanding because the Company, the Guarantors or any of their respective Subsidiaries or Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the principal amount of any Security is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

SECTION  2.09    Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION  2.10    Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and, upon written order of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for a like principal amount of temporary Securities surrendered to it. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION  2.11    Cancellation.

         The Company or any Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration, transfer, exchange, payment or cancellation and shall destroy canceled Securities unless the Company directs their return to the Company. Except as provided in Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

         Securities that are redeemed by the Company, that are repurchased by the Company pursuant to Section 4.11 or Section 4.17, or that are otherwise acquired by the Company, will be surrendered to the Trustee for cancellation.

SECTION  2.12    Defaulted Interest.

         If the Company defaults in a payment of interest on the Securities, it shall pay, or cause the Paying Agent to pay, the defaulted interest in any lawful manner (plus interest on such defaulted interest to the extent lawful) (taken together, the "Defaulted Interest") to the persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. At least 15 days before the special record date, the Company shall mail to each Holder to be paid thereon a notice stating the special record date, the payment date and the amount of Defaulted Interest to be paid. In the event that the Company has elected to cause a Paying Agent to pay the Defaulted Interest, the Company shall so notify the Paying Agent at least 15 days before the special record date, which notice shall also set forth the special record date, the payment date and the aggregate amount of Defaulted Interest to be paid. At least five days before such payment date, the Company shall deposit with the Paying Agent money sufficient to pay all of the Defaulted Interest on the payment date therefor and instruct the Paying Agent in writing to pay to specified Holders on the payment date. On the payment date, the Paying Agent shall make the payments in accordance with the Company's written instructions from funds deposited with the Paying Agent for the purpose of making such Defaulted Interest payments.

SECTION  2.13    Persons Deemed Owners.

         The Company, the Trustee, any Paying Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, premium, if any, or interest on such Security and for all other purposes. None of the Company, the Trustee, any Paying Agent or any authenticating agent shall be affected by any notice to the contrary.

                                  ARTICLE III

                                   Redemption

SECTION  3.01    Notice to Trustee.

         If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 6 or 7 of the Securities, it shall furnish to the Trustee and the Registrar, at least 45 days but not more than 60 days before the redemption date (unless the Trustee consents to a shorter period in writing), an Officers' Certificate setting forth the redemption date, the principal amount of Securities to be redeemed and the redemption price.

SECTION  3.02    Selection of Securities to Be Redeemed.

         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in multiples of $1,000 pro rata, by lot or, if the Securities are listed on any securities exchange, by any other method that the Trustee considers fair and appropriate and that complies with the requirements of such exchange. The Trustee shall make the selection from outstanding Securities not previously called for redemption not less than 30 nor more than 60 days prior to the redemption date. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities selected for redemption.

SECTION  3.03    Notice of Redemption.

                 (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3) the aggregate principal amount of Securities being redeemed;

                 (4)      the name and address of the Paying Agent;

                 (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

                 (6) that, unless the Company defaults in the payment of the redemption price or accrued interest, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption prices in respect of the Securities upon surrender to the Paying Agent of the Securities;

                 (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

                 (8) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                 (9)      the CUSIP number of the Securities.

                 (b) At the Company's request, the Trustee shall give the notice of redemption required in Section 3.03(a) in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date (unless the Trustee consents to a shorter notice period in writing), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

SECTION  3.04    Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

SECTION  3.05    Deposit of Redemption Price.

         Prior to the redemption date, the Company shall deposit with the Paying Agent funds available on the redemption date sufficient to pay the redemption price of, and accrued interest on, the Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

         If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal and premium, if any, including from the redemption date until such principal and premium, if any, is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION  3.06    Securities Redeemed in Part.

         Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in aggregate amount to the unredeemed portion of the Security surrendered.

SECTION  3.07    Optional Redemption.

         The Securities may be redeemed at the option of the Company, in whole or from time to time in part:

                          (i) at any time on or after November 1, 2001, at the redemption prices set forth below (expressed as a percentage of the principal amount of the Securities to be redeemed), together with accrued and unpaid interest on the Securities so redeemed to the redemption date, if redeemed during the 12-month period commencing on November 1, of the years indicated below:

                                                         Redemption
 Year                                                      Price
 ----                                                   -----------
2001 . . . . . . . . . . . . . . . . . . . . . . .         105.375%
2002 . . . . . . . . . . . . . . . . . . . . . . .         102.688%
2003 and thereafter  . . . . . . . . . . . . . . .         100.000%

or

                          (ii) at any time prior to November 1, 2001, at the Make-Whole Price plus accrued and unpaid interest to the date of redemption.

         Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION  3.08    Equity Offering Redemption.

         In the event the Company consummates one or more Equity Offerings on or prior to November 1, 1999, the Company may redeem, in its sole discretion, up to 35% of the aggregate principal amount of the Securities with all or a portion of the aggregate net proceeds received by the Company from any such Equity Offering or Equity Offerings at a redemption price of 110.75% of the aggregate principal amount of Securities so redeemed, plus accrued and unpaid interest on the Securities so redeemed to the redemption date; provided, however, that following such redemption, at least 65% of the aggregate principal amount of the Securities remains outstanding. Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of
Section 3.01 through 3.06 hereof.

                                 ARTICLE IV

                                  Covenants

SECTION  4.01    Payment of Securities.

         The Company shall pay the principal of, premium, if any, and interest on, the Securities in New York, New York on the dates and in the manner provided in the Securities and this Indenture. Principal, premium and interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay all principal, premium and interest then due. All references to interest in this Indenture shall for all purposes be deemed to include any additional interest payable as Notes Liquidated Damages pursuant to the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, at the rate borne by the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION  4.02    SEC Reports.

                 (a) The Company, within 15 days after it files the same with the SEC, shall deliver to Holders, copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (if the SEC will so accept) and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company and each Guarantor shall also comply with the provisions of TIA Section 314(a).

                 (b) The Company may request the Trustee on behalf of the Company at the Company's expense to mail the foregoing to Holders. In such case, the Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

SECTION  4.03    Compliance Certificates.

                 (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate substantially in the form of Exhibit D hereto, stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of such Officer's knowledge, the Company and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate shall comply with TIA Section 314(a)(4). The Company hereby represents that, as of the Issue Date, its fiscal year ends December 31, and hereby covenants that it shall notify the Trustee at least 30 days in advance of any change in its fiscal year.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.07 through Section

4.18 of this Indenture (to the extent such provisions relate to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof. Where such financial statements are not accompanied by such a written statement, the Company shall furnish the Trustee with an Officers' Certificate stating that any such written statement would be contrary to the then current recommendations of the American Institute of Certified Public Accountants.

                 (c) The Company and the Guarantors will, so long as any of the Securities are outstanding, deliver to the Trustee within 10 Business Days of any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company or any Guarantor proposes to take with respect thereto.

SECTION  4.04    Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02. If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, presentations, notices and demands may be made or served at the corporate trust office of the Trustee.

         Subject to Section 2.03, the Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION  4.05    Corporate Existence.

         Subject to Section 5.01 and Section 10.02, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary and all rights (charter and statutory) and franchises of the Company and the Subsidiaries; provided, that the Company shall not be required to preserve the corporate existence of any Subsidiary, or any such right or franchise, if the Board of

Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION  4.06    Waiver of Stay, Extension or Usury Laws.

         The Company and each Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION  4.07    Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION  4.08    Maintenance of Properties and Insurance.

                 (a) The Company shall cause all properties used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that there is no material adverse effect to the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

                 (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry.

SECTION  4.09    Limitation on Incurrence of Additional Indebtedness.

                 (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or its Restricted Subsidiaries may incur Indebtedness if, on a pro forma basis, after giving effect to such incurrence and the application of the proceeds therefrom, both of the following tests shall have been satisfied: (i) the Consolidated Interest Coverage Ratio for the Reference Period immediately preceding the incurrence of such Indebtedness is at least (a) 2.25-to-1.0 with respect to any date of incurrence of additional Indebtedness occurring on or before the first anniversary date of the Series A/B Issue Date or (b) 2.50-to-1.0 with respect to any date of incurrence of additional Indebtedness occurring after the first anniversary date of the Series A/B Issue Date and (ii) Adjusted Consolidated Net Tangible Assets would have been equal to or greater than 125% of Indebtedness of the Company and its Restricted Subsidiaries.

                 (b) Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

                 (c) Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

SECTION  4.10    Limitation on Restricted Payments.

                 (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

                          (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                          (ii) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.09(a); and

                          (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Series A/B Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to September 30, 1996 and ending on the last day of the fiscal quarter for which financial information is available immediately preceding the date of such Restricted Payment (less the aggregate amount of dividends described in clauses (i) and (ii) of the following paragraph that are either (x) paid after the last day of the fiscal quarter for which financial information is available immediately preceding the date of such Restricted Payment or
         (y) declared but not yet paid as of such date); (B) the aggregate Net Cash Proceeds received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than any Disqualified Stock), other than in connection with the conversion of Indebtedness or Disqualified Stock; (C) the aggregate Net Cash Proceeds received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of any Indebtedness or Disqualified Stock to the extent that at the time the determination is made such Indebtedness or Disqualified Stock, as the case may be, has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock); (D) (i) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary, an amount equal to the lesser of (x) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board (less, in the case of each of clauses (x) and (y), the amount of original Investment (based upon book value determined in accordance with GAAP at the time of such Investment) made by the Company or any Restricted Subsidiary pursuant to clause (x) of the definition of "Permitted Business Investment" set forth in Section 1.01 minus the aggregate cash dividends paid by such Unrestricted Subsidiary to the Company or any other Restricted Subsidiary since the date of such original Investment, provided that the result of the foregoing shall not be less than zero); or (ii) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, minus the greater of (x) the book value (determined in accordance with GAAP) at the date of redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries and
         (y) the fair market value of such Investments in such Restricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board; and (E) $5.0 million.

                 (b) Notwithstanding the foregoing, the above limitations will not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof; (ii) the payment of any dividend on any shares of Preferred Stock of the Company issued and outstanding as of the Series A/B Issue Date in accordance with the terms of such Preferred Stock in effect at the Series A/B Issue Date; (iii) any dividend on shares of Capital Stock of the Company or any Restricted Subsidiary payable solely in shares of Capital Stock (other than Disqualified Stock); (iv) any dividend or other distribution payable from a Subsidiary to the Company or any Restricted Subsidiary that is wholly-owned directly or indirectly by the Company; and (v) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Stock).

SECTION  4.11    Limitation on Sale of Assets.

                 (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

                          (i) the Company (or its Restricted Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company, which determination, with respect to Asset Sales or series of related Asset Sales with proceeds valued at greater than $5 million, shall be evidenced by a resolution duly adopted by the Company's Board of Directors, including a majority of the Company's Disinterested Directors);

                          (ii) at least 75% of the proceeds from such Asset Sale consist of cash or U.S. dollar denominated Cash Equivalents; and

                          (iii) the Net Cash Proceeds received by the Company (or its Restricted Subsidiary, as the case may be) from such Asset Sale are applied in accordance with paragraphs (b) or (c) hereof.

                 (b) The Company may apply such Net Cash Proceeds, within 365 days after receipt of Net Cash Proceeds from any Asset Sale, to: (i) the repayment of Indebtedness of the Company under a Bank Credit Facility or other Senior Indebtedness of the Company or Senior Indebtedness of a Guarantor, that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum principal amount that may be borrowed thereunder in an amount equal to the principal amount so repaid; (ii) make an Investment in assets used in the Oil and Gas Business in replacement of the assets that were the subject of the Asset Sale giving rise to such Net Cash Proceeds, or (iii) develop by drilling, completing and producing reserves from the oil and gas properties of the Company and the Restricted Subsidiaries.

                 (c) If, upon completion of the 365-day period, the Net Cash Proceeds of any Asset Sale less the aggregate amount applied by the Company during such period as described in clauses (b) (i), (ii) or (iii) above, together with any Net Cash Proceeds in excess of amounts similarly applied by the Company from any prior Asset Sale after the date of receipt of such Net Cash Proceeds (such aggregate constituting "Excess Proceeds"), exceeds $5,000,000, then the Company will be obligated to make an offer (the "Net Proceeds Offer") to repurchase the Securities (and any other Senior Indebtedness including, without limitation, the Series A/B Notes in respect of which such an offer to repurchase also is required to be made concurrently with the Net Proceeds Offer) having an aggregate principal amount equal to the Excess Proceeds (such repurchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Securities and other Senior Indebtedness, including, without limitation, the Series A/B Notes tendered in such Net Proceeds Offer) at a repurchase price of 100% of the principal amount thereof plus accrued interest, if any, to the date of repurchase. Upon the completion of the Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero, subject to further increase resulting from subsequent Asset Sales.

                 (d) The Company shall commence a Net Proceeds Offer by preparing and mailing a notice to the Trustee, the Paying Agent and each Holder as of such record date as the Company shall establish (upon written notice to the Trustee). Notice of a Net Proceeds Offer to purchase the Securities will be made on behalf of the Company not less than 25 Business Days nor more than 60 Business Days before the payment date of the Net Proceeds Offer (the "Net Proceeds Payment Date"), and shall set forth the Net Proceeds Offer Amount and the Net Proceeds Payment Date and refer to and summarize the material points contained in Sections 4.11(d) and (e) hereof. Securities tendered to the Company pursuant to a Net Proceeds Offer will cease to accrue interest after the Net Proceeds Payment Date. For purposes of this covenant, the term "Net Proceeds Offer Amount" means the principal of outstanding Securities in an aggregate principal amount equal to any remaining Net Cash Proceeds (rounded to the next lowest $1,000). If the Net Proceeds Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Net Proceeds Offer.

                 (e)      On the Net Proceeds Payment Date, the Company will
(i) accept for payment Securities and any other Senior Indebtedness in respect of which such an offer to repurchase is required to be made concurrently with the Net Proceeds Offer or portions thereof pursuant to the Net Proceeds Offer in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount as has been tendered, (ii) deposit with the Paying Agent money sufficient to pay the repurchase price of all Securities and such other Senior Indebtedness or portions thereof so tendered in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount, and (iii) deliver or cause to be delivered to the Trustee, Securities so accepted together with an Officers' Certificate stating the amount of the Securities or portions thereof tendered to the Company. If the aggregate principal amount of Securities and such other Senior Indebtedness tendered exceeds the Net Proceeds Offer Amount, the Trustee will select the Securities and other Senior Indebtedness to be repurchased (in integral multiples of $1,000) on a pro rata basis based on the principal amount of Securities and other Senior Indebtedness so tendered and notify the Company, the Registrar and the Paying Agent. The Paying Agent, upon instruction of the Company, will promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the repurchase price (representing those funds received pursuant to clause (ii) of this Section 4.11(e)), and the Company will execute and the Trustee will promptly authenticate and mail or make available for delivery to Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be promptly mailed or delivered to the Holder thereof by the Company, or, if the Company so directs the Trustee, by the Trustee on behalf of the Company at the Company's expense. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 4.11, the Trustee will act as the Paying Agent.

                 (f) The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Net Proceeds Offer.

                 (g) During the period between any Asset Sale and the application of the Net Cash Proceeds therefrom in accordance with this covenant, all Net Cash Proceeds shall be either (i) maintained in a segregated account and shall be invested in Permitted Financial Investments or (ii) applied to temporarily reduce borrowings under any revolving credit facility constituting Senior Indebtedness of the Company or Senior Indebtedness of a Guarantor.

                 (h) Notwithstanding the foregoing, the Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Restricted Subsidiary except pursuant to an Asset Sale of all of the Capital Stock of such Restricted Subsidiary.

SECTION  4.12    Limitation on Liens Securing Indebtedness.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties securing (i) any Indebtedness of the Company, unless the Securities are equally and ratably secured or (ii) any Indebtedness of any Guarantor, unless the Guarantees are equally and ratably secured; provided, that if such Indebtedness is expressly subordinated to the Securities or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to any Lien securing the Securities or the Guarantees, with the same relative priority as such Subordinated Indebtedness of the Company or Subordinated Indebtedness of a Restricted Subsidiary that is a Guarantor will have with respect to the Securities or the Guarantees, as the case may be.

SECTION  4.13    Limitation on Sale/Leaseback Transactions.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless (i) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction or (ii) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, whose determination in good faith, evidenced by a resolution of such Board shall be conclusive) and such proceeds are applied in the same manner and to the same extent as Net Cash Proceeds and Excess Proceeds from an Asset Sale.

SECTION  4.14    Limitation on Payment Restrictions Affecting Subsidiaries.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or on any other interest or participation in the Company or a Restricted Subsidiary; (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company;
(iii) make loans or advances to the Company or a Restricted Subsidiary of the Company; or (iv) transfer any of its properties or assets to the Company or a Restricted Subsidiary of the Company (each, a "Payment Restriction"), except for (a) encumbrances or restrictions under a Bank Credit Facility; provided, that no encumbrance or restriction shall limit the ability of any Restricted Subsidiary to transfer cash to the Company except upon the occurrence of an event of default under the Bank Credit Facility; (b) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company (unless the agreement creating such consensual encumbrances or consensual restrictions was entered into in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary); (c) consensual encumbrances or consensual restrictions under any agreement that refinances or replaces any agreement described in clauses (a) and (b) above, provided that the terms and conditions of any such restrictions are in the aggregate no less favorable to the holders of the Securities than those under the agreement so refinanced or replaced; (d) customary non-assignment provisions in leases, purchase money financings and any encumbrance or restriction due to applicable law; and (e) consensual encumbrances or consensual restrictions existing under the Series A/B Indenture.

SECTION  4.15    Limitation on Issuances and Sales of Restricted Subsidiary
                 Stock.

         The Company (i) will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any Person (other than the Company and/or one or more Restricted Subsidiaries) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (a) the issuance or sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture, (b) the issuance or sale of (A) not more than 5 percent in the aggregate of the issued and outstanding Capital Stock of any Restricted Subsidiary (calculated on a fully diluted basis) by the Company or any Restricted Subsidiary or (B) more than 5 percent of the issued and outstanding Capital Stock of any Restricted Subsidiary if immediately following such issuance and sale (calculated on a fully diluted basis) the Company and all Subsidiaries will collectively own 95 percent or more of the Consolidated Total Assets of the Company, and in the case of either (A) or (B), immediately following such issuance and sale, the Company or one or more Restricted Subsidiaries will collectively hold the voting power to elect a majority of the directors of the Restricted Subsidiary and such power is not subject to dilution or limitation, by the terms of such Capital Stock, by agreement, by passage of time or the occurrence of any future event, (c) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law or (d) customary non-assignment provisions in leases or purchase money financings and any customary encumbrance or restriction relating to same.

SECTION  4.16    Limitation on Transactions with Affiliates.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate or beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of 10% or more of the Company's common stock (other than with a Wholly Owned Restricted Subsidiary of the Company) (an "Affiliate Transaction"), on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated Person. In addition, the Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate

Transactions having a value of (a) more than $1,000,000, unless a majority of the Board of Directors of the Company (including a majority of the Company's Disinterested Directors) determines in good faith, as evidenced by a resolution of such Board, that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company and in compliance with the first sentence of this Section 4.16; or (b) more than $10,000,000, unless the Company receives a written opinion from a nationally recognized investment banking firm that such transaction or series of transactions is fair to the Company from a financial point of view.

SECTION  4.17    Change of Control.

                 (a) Following the occurrence of any Change of Control, the Company shall offer (a "Change of Control Offer") to repurchase all outstanding Securities at a repurchase price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the date of repurchase. The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in the next succeeding paragraph and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the Change of Control Offer (the "Change of Control Payment Date"), the Company shall repurchase and mail or deliver payment for all Securities tendered in response to the Change of Control Offer. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest payable on such interest payment date will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

                 (b) Within 10 Business Days after any Change of Control, the Company (with notice to the Trustee and the Paying Agent), or the Trustee at the Company's request and expense, will mail or cause to be mailed to all Holders on the date of the Change of Control a notice prepared by the Company (the "Change of Control Notice") of the occurrence of such Change of Control and of the Holders' rights arising as a result thereof. The Change of Control Notice will contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. The Change of Control Notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.17; (2) the repurchase price and the Change of Control Payment Date; (3) that any Security not tendered will continue to accrue interest at the stated rate; (4) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (5) that Holders electing to have a Security repurchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer; (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security delivered for repurchase and a statement that such Holder is withdrawing his election to have the Security repurchased; and (7) that Holders whose Securities are repurchased only in part will be issued Securities equal in principal amount to the unrepurchased portion of the Securities surrendered.

                 (c) On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Notice, (ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the repurchase price of all Securities or portions thereof so tendered and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the amount of the Securities or portions thereof tendered to the Company. The depositary, the Company or the Paying Agent, as the case may be, shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the repurchase price (representing those funds received pursuant to clause (ii) of this Section 4.17(c)), and the Trustee shall promptly authenticate and mail to each such Holder a new Security equal in principal amount to any unrepurchased portion of the Security surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

                 (d) The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Change of Control Offer.

SECTION  4.18    Limitation on Line of Business.

         The Company and the Subsidiaries will be operated in a manner such that their business activities will be the Oil and Gas Business and Investment in any business or Person engaged in the Oil and Gas Business.

SECTION  4.19    Limitation on Restrictive Covenants.

         Notwithstanding any other provision of this Indenture, the restrictive covenants set forth herein, including, without limitation, Sections 4.10, 4.11, 4.12, 4.13, 4.16 and 5.01, shall be and shall be deemed limited to the extent necessary so that the creation, existence and effectiveness of such restrictive covenants shall not result in a breach of the covenant set forth in Section
4.14 of the Series A/B Indenture.

                                   ARTICLE V

                             Successor Corporation


SECTION  5.01    When Company May Merge, etc.

         The Company will not consolidate with or merge with any Person or convey, transfer or lease all or substantially all of its assets to any Person, unless:

                 (1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by conveyance or transfer, or which leases, all or substantially all of the assets of the Company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on, all the Securities and the performance of every other covenant and obligation of the Company under this Indenture;

                 (2) immediately before and after giving effect to such transaction no Default or Event of Default exists;

                 (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the surviving or transferee entity) is equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction; and

                 (4) immediately after giving effect to such transaction on a pro forma basis, the Company (or the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness under the test described in Section 4.09(a).

         In connection with any consolidation, merger, conveyance, transfer or lease contemplated by this Section 5.01, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that all conditions precedent to the proposed transaction and the execution and delivery of such supplemental indenture have been complied with.

SECTION  5.02    Successor Corporation Substituted.

         Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 5.01, the Trustee shall be notified by the Company and the successor Person, and the successor Person formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

                                   ARTICLE VI

                             Defaults And Remedies

SECTION  6.01    Events of Default.

         An "Event of Default" occurs upon:

                 (1) default by the Company or any Guarantor in the payment of principal of, or premium, if any, on the Securities when due and payable at maturity, upon repurchase pursuant to Section 4.11 or 4.17, upon acceleration or otherwise;

                 (2) default by the Company or any Guarantor in the payment of any installment of interest on the Securities when due and payable and continuance of such default for 30 days;

                 (3) default by the Company or any Guarantor in the deposit of any optional redemption payment, when and as due and payable pursuant to Article III;

                 (4) default on any other Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary (other than an Unrestricted Subsidiary) if either (A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $5,000,000 or more individually or, taken together with the principal amount of any other such Indebtedness in default or the maturity of which has been so accelerated, in the aggregate, or
         (B) such default results from the failure to pay when due principal of, premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a "Payment Default"), having a principal amount of $5,000,000 or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate;

                 (5) default in the performance, or breach of, the covenants set forth in Section 4.10 and Article V;

                 (6) default in the performance, or breach of, any other covenant or agreement of the Company or any Guarantor in this Indenture and failure to remedy such default within a period of 30 days after written notice thereof from the Trustee or Holders of 25% in principal amount of the outstanding Securities;

                 (7) the commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder of at least $5,000,000 in aggregate principal amount of Indebtedness (including any amounts owed pursuant to a judgment or order) of the Company or any Subsidiary (other than an Unrestricted Subsidiary provided that neither the Company nor any Restricted Subsidiary is liable, directly or indirectly, for such Indebtedness), after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company or its Restricted Subsidiaries having a fair market value in excess of $5,000,000 individually or in the aggregate; provided that if any such proceedings or actions are terminated or rescinded, or such Indebtedness is repaid or settled, such Event of Default under this Indenture and any consequential acceleration of the Securities shall be automatically rescinded, so long as (a) such rescission does not conflict with any judgment or decree and (b) the holder of such Indebtedness shall not have applied any such property or assets in satisfaction of such Indebtedness;

                 (8) the entry by a court of one or more judgments or orders against the Company or any Subsidiary (other than an Unrestricted Subsidiary provided that neither the Company nor any Restricted Subsidiary is liable, directly or indirectly, for such judgment or order) in an aggregate amount equal to or in excess of $5,000,000 individually or in the aggregate (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by the insurance carrier) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

                 (9) the failure of a Guarantee by a Guarantor to be in full force and effect (other than a release of a Guarantee in accordance with Section 10.04) or any Guarantor shall deny or disaffirm its obligations with respect thereto;

                 (10) if (i) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), shall exist with respect to any PBGC Plan or Multiple Employer Plan (unless a waiver or extension is obtained under Section 412(d) or (e) of the Code and Sections 303 and 304 of ERISA), if such accumulated funding deficiency is a material liability of the Company, (ii) a Reportable Event shall occur with respect to any PBGC Plan or Multiple Employer Plan, which Reportable Event results in the non-appealable termination of such PBGC Plan or Multiple Employer Plan for purposes of Title IV of ERISA and gives rise to a material liability of the Company, (iii) proceedings to have a trustee appointed have resulted in a trustee being appointed to terminate or administer a

         PBGC Plan or Multiple Employer Plan which proceeding results in the non-appealable termination of such PBGC Plan or Multiple Employer Plan and gives rise to a material liability of the Company with respect to such termination, (iv) a PBGC Plan or Multiple Employer Plan has been terminated in a distress termination under Section 4041(c) of ERISA and the Company no longer may appeal such termination, (v) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that such reorganization or insolvency results in a material liability to the Company, (vi) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances that subjects the Company to material liability, or (vii) any event or condition described in (i) through (vi) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan, Multiple Employer Plan or Multiemployer Plan which in combination with one or more of any events described in (i) through
         (vi) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) that subjects the Company, any Guarantor or any other Restricted Subsidiary to any material tax, penalty or other liability (for purposes of this paragraph (10) the term "material" and "material liability" shall mean any tax, penalty or liability in excess of $5,000,000); or

                 (11) the Company or any Subsidiary (other than an Unrestricted Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

                                  (A)      commences a voluntary case or
                 proceeding,

                                  (B)      consents to the entry of an order
                 for relief against it in an involuntary case or proceeding,

                                  (C)      consents to the appointment of a
                 Custodian of it or for all or substantially all of its property,

                                  (D)      makes a general assignment for the
                 benefit of its creditors, or

                                  (E)      admits in writing that it generally
                 is unable to pay its debts as the same become due; or

                 (12) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                  (A)      is for relief (with respect to the
                 petition commencing such case) against the Company or any Subsidiary (other than an Unrestricted Subsidiary) in an involuntary case or proceeding,

                                  (B)      appoints a Custodian of the Company
                 or any Subsidiary (other than an Unrestricted Subsidiary) or for all or substantially all of its respective property, or

                                  (C)      orders the liquidation of the
                 Company or any Subsidiary (other than an Unrestricted Subsidiary),

         and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION  6.02    Acceleration.

         If an Event of Default (other than an Event of Default specified in clauses (11) and (12)) under Section 6.01 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the unpaid principal of (or the Change of Control purchase price if the Event of Default includes failure to pay the Change of Control purchase price), and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders), and upon any such declaration such principal, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If an Event of Default specified in clauses (11) or (12) above occurs, all unpaid principal of, and accrued interest on, the Securities then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

         The Holders of a majority in principal amount of the then outstanding Securities, by written notice to the Company, the Guarantors and the Trustee, may rescind and annul a declaration of acceleration and its consequences if (1) the Company or any Guarantor has paid or deposited with such Trustee a sum sufficient to pay (A) all overdue installments of interest on all the Securities, (B) the principal of, and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities, (C) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities, and (D) all money paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (2) all Events of Default, other than the non-payment of the principal of any Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION  6.03    Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may, but is not obligated to, pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. If an Event of Default specified under clauses (11) or (12) of Section 6.01 occurs with respect to the Company at a time when the Company is the Paying Agent, the Trustee shall automatically assume the duties of Paying Agent.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION  6.04    Waiver of Past Defaults.

         Subject to Sections 6.07 and 9.02, the Holders of at least a majority in principal amount of Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on the Securities, including any optional redemption payments or Change of Control or Net Proceeds Offer payments.

SECTION  6.05    Control by Majority.

         The Holders of a majority in principal amount of the Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and (2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

SECTION  6.06    Limitation on Remedies.

         No Holder of any of the Securities will have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee or pursue any remedy under this Indenture, unless:

                 (1) such Holder has previously given notice to the Trustee of a continuing Event of Default,

                 (2) the Holders of not less than 25% in principal amount of the outstanding Securities have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

                 (3) such Holder or Holders have offered to such Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request,

                 (4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any proceeding, and

                 (5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

SECTION  6.07    Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the Holder of any Securities will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Securities on the stated maturity therefor and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

SECTION  6.08    Collection Suit by Trustee.

         If an Event of Default in payment of principal, premium, if any, or interest specified in Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal, premium, if any, and interest remaining unpaid with respect to the Securities, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION  6.09    Trustee May File Proofs of Claim.

                 (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Guarantors, their creditors or their property and may collect and receive any money or securities or other property payable or deliverable on any such claims and to distribute the same.

                 (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION  6.10    Priorities.

         If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;

                 Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Third:     to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION  6.11    Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                  ARTICLE VII

                                    Trustee

SECTION  7.01    Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (b)      Except during the continuance of an Event of Default:

                 (1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05, and the Trustee shall be entitled from time to time to request such a direction.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) Subject to Sections 7.01 and 7.02, the Trustee shall not be required to take notice, and shall not be deemed to have notice, of any Default or Event of Default hereunder, except Events of Default described in paragraphs (1), (2) and (3) of Section 6.01 hereof, unless the Trustee shall be notified specifically of the Default or Event of Default in a written instrument or document delivered to it by the Company or any Guarantor, or by the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding. In the absence of delivery of a notice satisfying those requirements, the Trustee may assume that there is no Default or Event of Default, except as noted above.

SECTION  7.02    Rights of Trustee.

         Subject to Section 7.01:

                 (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION  7.03    Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION  7.04    Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any offering memorandum or solicitation documents, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION  7.05    Notice of Defaults.

         If a Default occurs and is continuing and if it is known to the Trustee pursuant to Section 7.01(g), the Trustee shall mail to each Holder pursuant to Section 11.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION  7.06    Reports by Trustee to Holders.

         Within 60 days after each November 1, beginning with the November 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such November 1, that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee in writing when the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION  7.07    Compensation and Indemnity.

         The Company and the Guarantors jointly and severally agree to pay the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors jointly and severally agree to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include when applicable the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Company and the Guarantors jointly and severally agree to indemnify the Trustee against any loss, liability or expenses incurred by it arising out of or in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of enforcing this Indenture against the Company (including with respect to this Section 7.07) and of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Guarantors of any claim for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel if the Company is advised by an Opinion of Counsel that the Trustee has separate defenses and that separate representation is appropriate. The Company need not pay for any settlement made without its consent.

         Neither the Company nor the Guarantors shall be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's breach of the applicable standard of care for its conduct under Section 7.01.

         To secure the payment obligations of the Company and the Guarantors in this Section, the Trustee shall have a claim prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

         When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Sections 6.01(11) or (12), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION  7.08    Replacement of Trustee.

         The Trustee may resign by so notifying the Company and the Guarantors. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee, in writing. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4) the Trustee becomes incapable of acting as Trustee hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5).

SECTION  7.09    Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article.

SECTION  7.10    Eligibility; Disqualification.

         This Indenture shall always have a Trustee which satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA Section 310(b).

SECTION  7.11    Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             Discharge Of Indenture

SECTION  8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to exercise its rights pursuant to either Section 8.02 or 8.03 with respect to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

SECTION  8.02    Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date all conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.03, 2.04, 2.06, 2.07, 2.10 and 4.04, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith (including, but not limited to, Section 7.07) and (d) this Article
VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

SECTION  8.03    Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 and Article V with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(5) or
Section 6.01(6), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this
Section 8.03, Sections 6.01(4) through 6.01(12) shall not constitute Events of Default.





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
SECTION  8.04    Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to application of either Section
8.02 or Section 8.03 to the outstanding Securities:

                 (a) The Company shall irrevocably have deposited or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in U.S. Legal Tender in an amount, or (b) U.S. Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Legal Tender in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date or on the applicable redemption date, as the case may be, in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Securities to said payments with respect to the Securities;

                 (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Subsection 6.01(11) or 6.01(12) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                 (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which the Company is bound;

                 (f) In the case of any election under Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                 (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

SECTION 8.05 Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION  8.06    Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security which is not subject to the last paragraph of
Section 8.05 and has remained unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION  8.07    Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX

                      Amendments, Supplements And Waivers

SECTION  9.01    Without Consent of Holders.

         The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:





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
                 (1) to cure any ambiguity, omission, defect or inconsistency;

                 (2)      to comply with Section 5.01;

                 (3) to reflect the addition or release of any Guarantor, as provided for by this Indenture;

                 (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                 (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect.

         Upon the request of the Company and the Guarantors, accompanied by a Board Resolution of the Company and of each Guarantor authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained. After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION  9.02    With Consent of Holders.

         Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms) of the Holders of at least a majority in principal amount of the then outstanding Securities.

         Upon the request of the Company and the Guarantors, accompanied by a Board Resolution of the Company and each Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the Opinion of Counsel described in Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture.





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
         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         The Holders of a majority in principal amount of the then outstanding Securities may waive compliance in a particular instance by the Company or the Guarantors with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of the then outstanding Securities on equal terms). However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

                 (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                 (2) reduce the rate or change the time for payment of interest, including defaulted interest, on the Securities;

                 (3) reduce the principal amount of any Security or change the Maturity Date of the Securities;

                 (4) reduce the redemption price, including premium, if any, payable upon the redemption of any Security or change the time at which any Security may be redeemed;

                 (5) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Security pursuant to Sections
         4.11 or 4.17, or change the time at which any Security may or shall be repurchased thereunder;

                 (6) waive a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities;

                 (7) make any Security payable in money other than that stated in the Security;

                 (8) impair the right to institute suit for the enforcement of principal of, premium, if any, or interest on any Security pursuant to Sections 6.07 or 6.08, except as limited by
         Section 6.06; or

                 (9) make any change in Section 6.04 or Section 6.07 or in this sentence of this Section 9.02.





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
         The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION  9.03    Compliance with Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION  9.04    Revocation and Effect of Consents.

         A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 90-day period.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.





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
SECTION  9.05    Notation on or Exchange of Securities.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION  9.06    Trustee Protected.

         The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article if the amendment or supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be entitled to receive, and (subject to Article VII) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture. The Company may not sign an amendment or supplement until the Boards of Directors of the Company and the Guarantors approve it.

SECTION  9.07    Restrictions on Payments for Amendments, Waivers and
Modifications.

         Notwithstanding any provision to the contrary in this Indenture neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Security for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Security or the Indenture unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree to amend in the time period set forth in any solicitation documents relating to such consent.

                                  ARTICLE X

                                 Guarantees

SECTION  10.01   Unconditional Guarantee.

         Each person who becomes a Guarantor under this Indenture pursuant to
Section 10.03, jointly and severally, unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium,





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
if any, and interest on the Securities, to the extent lawful, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.05.

         Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the fullest extent permitted by law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder with respect to the Securities, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION  10.02   Guarantors May Consolidate, etc., on Certain Terms.

                 (a) Subject to paragraph (b) of this Section 10.02, no Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another corporation or Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and expressly assumes all the obligations of such Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture, (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists, (iii) such Guarantor or the entity or Person formed by or surviving any such consolidation or merger on a pro forma basis will have

Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (iv) the Company will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a). In connection with any consolidation or merger contemplated by this Section 10.02, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that all conditions precedent to the proposed transaction and to execution and delivery of such supplemental indenture have been complied with. This Section 10.02(a) will not prohibit a merger between Guarantors or a merger between the Company and a Guarantor.

                 (b) In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of such Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantees; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the provisions of the Indenture described under Section 4.11.

SECTION  10.03   Addition of Guarantors.

                 (a) The Company agrees to cause each Subsidiary that shall become a Restricted Subsidiary after the date of this Indenture to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the payment of the Securities pursuant to the terms hereof.

                 (b) Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee).





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
SECTION  10.04   Release of a Guarantor.

         Upon the sale or disposition of a Guarantor (or substantially all of its assets) or the designation of a Guarantor as an Unrestricted Subsidiary, which in each case otherwise is effected in compliance with the terms of this Indenture, including but not limited to the provisions of Section 10.02, such Guarantor shall be deemed released from all of its Guarantee and related obligations in this Indenture. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article X.

SECTION  10.05   Limitation of Guarantor's Liability.

         Each Guarantor and by its acceptance of Securities under this Indenture each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.06, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 10.05 is for the benefit of the creditors of each Guarantor, and, for purposes of applicable fraudulent transfer and fraudulent conveyance law, any Indebtedness of a Guarantor pursuant to a Bank Credit Facility shall be deemed to have been incurred prior to the incurrence by such Guarantor of its liability under the Guarantee.

SECTION  10.06   Contribution.

         In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION  10.07   Execution and Delivery of Guarantee.

         To further evidence the Guarantees set forth in Section 10.01, each Guarantor hereby agrees that a notation relating to such Guarantee, in substantially the form of Exhibit A-1, shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of one Officer of each Guarantor.

         Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation relating to such Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION  10.08   Severability.

         In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.





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
                                  ARTICLE XI

                                 Miscellaneous

SECTION  11.01   Trust Indenture Act Controls.

         Whether prior to or following the qualification of this Indenture under the TIA, if any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318(c) upon an Indenture qualified under the TIA, the imposed duties shall control under this Indenture.

SECTION  11.02   Notices.

         Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested), facsimile, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

         If to the Company or any Guarantor:

                 National Energy Group, Inc.
                 4925 Greenville Avenue
                 Suite 1400
                 Dallas, Texas  75206

                 Attention:  Chief Financial Officer

         If to the Trustee:

                 Bank One, N.A.
                 100 East Broad Street
                 Columbus, Ohio 43271-0181

                 Attention:  Corporate Trust Department

         The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed or telecopied; and the next Business

Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

         Any notice or communication mailed to a Holder shall be mailed by first-class mail to the address for such Holder appearing on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company or any Guarantor mails notice or communications to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION  11.03   Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION  11.04   Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

                 (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with; and

                 (3) any Opinion of Counsel may assume the existence or non-existence of facts necessary to support such Opinion unless such counsel has actual knowledge that such assumption would be contrary to the actual facts.

SECTION  11.05   Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION  11.06   Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION  11.07   Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday, or a day on which banks and trust companies in the City of New York and the City of Columbus, Ohio are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION  11.08   Governing Law.

         THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION  11.09   No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any other Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION  11.10   No Recourse Against Others.

         All liability described in paragraph 18 of the Securities of any director, officer, employee or stockholder, as such, of the Company, the Guarantors or the Trustee is waived and released.

SECTION  11.11   Successors.

         All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION  11.12   Duplicate Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION  11.13   Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

                                  NATIONAL ENERGY GROUP, INC.


                                  By:
                                        --------------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------

                                  BANK ONE, N.A., as Trustee


                                  By:
                                        --------------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------

                                                                       EXHIBIT A
                                FACE OF SECURITY

        Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York ("DTC")), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO OR FOR THE ACCOUNT OR BENEFIT OF ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHICH IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS COMPLIES WITH RULE 144 UNDER THE SECURITIES ACT) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT
(A) TO THE ISSUER, (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE





                 __________________________________

 (1) This paragraph should be included only if the Security is issued in global form.

SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                          NATIONAL ENERGY GROUP, INC.

               10 3/4% [SERIES C] [SERIES D] SENIOR NOTE DUE 2006


NO.                                                                $_________
                                                            CUSIP NO.________

         National Energy Group, Inc., a Delaware corporation, promises to pay to __________________________ or registered assigns the principal sum of $__________ on November 1, 2006.

         Interest Payment Dates: May 1, and November 1, commencing November 1, 1997

         Record Dates: April 15 and October 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:

                                  NATIONAL ENERGY GROUP, INC.


                                  By:
                                     -----------------------------------------




Certificate of Authentication:

Bank One, N.A.
as Trustee, certifies that this is one of the Definitive Global(2) Securities referred to in the within-mentioned Indenture.

By
   ------------------------------
      Authorized Signatory





__________________________________

   (2) If the Security is issued in global form, the term "Global" replaces the term "Definitive."

                              REVERSE OF SECURITY

                          NATIONAL ENERGY GROUP, INC.

              10 3/4% [SERIES C] [SERIES D] SENIOR NOTES DUE 2006

         1. Interest. National Energy Group, Inc. a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 10 3/4% per annum from the Issue Date until maturity and shall pay additional interest, if any, payable pursuant to the Registration Rights Agreement referred to in the Indenture. The Company will pay interest semiannually on May 1 and November 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 1997. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate on the Securities then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All references herein to interest shall include additional interest, if any, payable as Notes Liquidated Damages pursuant to the Registration Rights Agreement.

         2. Method of Payment. The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date immediately preceding the Interest Payment Date, even if such Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         4. Indenture. The Company issued the Securities under an Indenture, dated as of August 21, 1997 (as such may be amended, the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a complete statement of such terms. The Securities are limited to $165,000,000 aggregate principal amount.

         5. Ranking and Guarantees. The Securities are general senior unsecured obligations of the Company. The Company's obligation to pay principal, premium, if any, and interest with respect to the Securities is unconditionally guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article X of the Indenture. Certain limitations to the obligations of the Guarantors are set forth in further detail in the Indenture.

         6. Optional Redemption. Securities are subject to redemption, at the option of the Company, in whole in part, upon not less than 30 or more than 60 days' notice:

         (i) or at any time on or after November 1, 2001 at the following Redemption Prices (expressed as percentages of principal amount) if redeemed during the 12-month period beginning November 1 of the years indicated below:

                                                                 REDEMPTION
YEAR                                                               PRICE
----                                                             ----------
2001 . . . . . . . . . . . . . . . . . . . . . . . . . .           105.375%
2002 . . . . . . . . . . . . . . . . . . . . . . . . . .           102.688%
2003 and thereafter  . . . . . . . . . . . . . . . . . .           100.000%

         or (ii) at any time prior to November 1, 2001, at the Make-Whole Price (as defined in the Indenture),

together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

         In addition, in the event the Company consummates one or more Equity Offerings on or prior to November 1, the Company may, in its sole discretion, redeem up to 35% of the aggregate principal amount of the Securities with all or a portion of the aggregate net proceeds received by the Company from any such Equity Offering or Equity Offerings at a redemption price of 110.75% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest on the Securities so redeemed to the Redemption Date; provided, however, that following such redemption, at least 65% of the aggregate principal amount of the Securities remains outstanding.

Any redemption pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities do not have the benefit of any sinking fund obligations.

         7. Notice of Redemption. Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. If less than all Securities are to be redeemed, the Trustee shall select pro rata, by lot or in accordance with the rules of any securities exchange the Securities to be redeemed in multiples of $1,000. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

         8. Change of Control Offer. In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, not more than 10 Business Days or less than 30 Business Days following the occurrence of a Change of Control of the Company, all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Change of Control Purchase Date, all as provided in the Indenture.

         9. Net Proceeds Offer. In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest to the Net Proceeds Payment Date.

         10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or the Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

         11. Defaults and Remedies. As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer), (ii) default for 30 days in payment of interest on any of the Securities, (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer, (iv) failure for 30 days after notice to comply with any other covenants in the Indenture or the Securities; (v) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any Guarantor in an aggregate principal amount in excess of $5,000,000; (vi) the failure of any Guarantee to be in full force and effect or otherwise to be enforceable (except as permitted by the Indenture); (vii) certain events giving rise to material ERISA liability; (viii) certain final judgments against the Company, any Guarantor or other Restricted Subsidiary in an aggregate amount of $5,000,000 or more which remain unsatisfied and either become subject to commencement or enforcement proceedings or remain unstayed for a period of 60 days; and (ix) certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary (other than an Unrestricted Subsidiary). If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice, and (ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that, withholding the notice is in the interest of the Holders. The Company is required to file annual reports with the Trustee as to the absence or existence of defaults.

         12. Defeasance. The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and
(ii) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

         13. Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency and to make certain other specified changes and other changes that do not materially adversely affect the rights of any Holder.

         14. Obligation Absolute and Unconditional. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

         15. Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         16. Form. The Securities shall be issued either in global form or in definitive registered form, without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         17. Taxes. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         18. No Recourse Against Others. A director, officer, incorporator, or stockholder of the Company or any Guarantor, as such, shall not have any personal liability under this Security or the Indenture by reason of his or its status as such director, officer, incorporator or stockholder. Each Holder, by accepting this Security with the notation of Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security with the notation of Guarantee endorsed hereon.

         19. Registered Owners. Prior to the time of due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Guarantors, the Trustee nor any agent shall be affected by notice to the contrary.

         20. Definitions. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

         22. Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

         23. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

         24. Trustee Dealings with Company and Guarantors. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: National Energy Group, Inc., 4925 Greenville Avenue, Suite 1400, Dallas, Texas 75206 Attention: Secretary.

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:




________________________________________________________________________________
              (Insert assignee's social security or tax I.D. no.)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



________________________________________________________________________________



Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this Security)

Date: __________________________________


Signature Guarantee:  ____________________________________________

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.11 or Section 4.17 of the Indenture, check the appropriate box:

                      Section 4.11 [ ]   Section 4.17 [ ]

         If you want to have only part of this Security purchased by the Company pursuant to Section 4.11 or Section 4.17 of the Indenture, state the amount in integral multiples of $1,000:

$________________

Date:_____________________
                                        Signature:____________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Security)


Signature
Guarantee:______________________________________________________________________

                  SCHEDULE OF EXCHANGES OF GLOBAL SECURITY FOR
                              DEFINITIVE SECURITY(3)

         The following exchanges of a part of this Global Security for Definitive Securities have been made:

                      AMOUNT OF DECREASE                           PRINCIPAL AMOUNT OF       SIGNATURE OF
                         IN PRINCIPAL        AMOUNT OF INCREASE    THIS GLOBAL SECURITY   AUTHORIZED OFFICER
                            AMOUNT              IN PRINCIPAL          FOLLOWING SUCH         OF TRUSTEE OR
                        OF THIS GLOBAL        AMOUNT OF  THIS          DECREASE (OR           SECURITIES
 DATE OF EXCHANGE          SECURITY           GLOBAL SECURITY           INCREASE)              CUSTODIAN
 ----------------     -------------------   -------------------   ---------------------   -------------------






__________________________________

 (3)  This should be included only if the Security is issued in global form.

                                                                     EXHIBIT A-1

                          FORM OF NOTATION ON SECURITY
                        RELATING TO SUBSIDIARY GUARANTEE

         Subject to the limitations and provisions set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, and all other amounts payable under the Indenture and the Securities by the Company whether at maturity, acceleration, redemption, repurchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Securities, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

         The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         Any Guarantor may be released from its Guarantee upon the terms and subject to the conditions provided in the Indenture.

         All terms used in this notation of Guarantee which are defined in the Indenture referred to in this Security upon which this notation of Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

         The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                       NAME OF EACH GUARANTOR



Attest:___________________________     By:____________________________________
         Secretary                          President

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the notation of the Guarantee of the 10 3/4% [Series C] [Series D] Senior Notes due 2006 referred to in the within-mentioned Indenture.

                                        Authenticated:

Dated:____________________________      Bank One, N.A.
                                        Trustee


                                        By:_____________________________________
                                            Authorized Signatory

                                                                       EXHIBIT B


                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                          OR TRANSFER OF SENIOR NOTES


                             ______________, 199__

Bank One, N.A.
c/o Bank One Trust Company, N.A.
235 West Shrock Road
Westerville, Ohio 43081
Attention: Corporate Trust Operations

                 Re:      National Energy Group, Inc.
                 10 3/4% Series C Senior Notes due 2006 (the "Securities")

         Reference is hereby made to the Indenture dated as of August 21, 1997 (the "Indenture") between National Energy Group, Inc., and Bank One, N.A. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This certificate relates to $_______________ aggregate principal amount of Securities which are held in*

         [ ] book-entry
                 or
         [ ] definitive form

in the name of ______________________________________________ (the
"Transferor"). The Transferor hereby requests that the Securities be transferred to _____________________________________ (the "Transferee").

         The Transferor hereby certifies that the Transferor is familiar with the Indenture relating to the above-captioned Securities and further certifies that*:

         [ ] such Securities (constituting either a Definitive Security in the amount indicated above that is being exchanged for a beneficial interest in the Global Security pursuant to Section 2.06(d) of the Indenture or a beneficial interest in the amount indicated above in the Global Security that is being transferred pursuant to Section 2.06(e) of the Indenture) are being





______________________________
*   Check applicable box.

         transferred to a Person that the Transferor reasonably believes is a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act; or

         [ ] the Transferor has requested by written order that the Trustee deliver to the Transferee in exchange for a beneficial interest in the Global Security held by the Depositary a Definitive Security or Securities in an aggregate principal amount equal to such beneficial interest in the Global Security (or the portion thereof indicated above) in accordance with Section 2.06(f) of the Indenture, and*

                          [ ] the Transferee is the Person designated by the Depositary as being the beneficial owner of the interest in the Global Security; or

                          [ ] the Transferor reasonably believes the Transferee to be a Qualified Institutional Buyer; or

                          [ ]   such transfer is being made in reliance on Rule
                          144 or Rule 904 or another exemption (specify:
                          ______________________________________) from the
                          registration requirements of the Securities Act, and an opinion of counsel accompanies this Certificate; or

         [ ] the Transferor has requested by written order that the Trustee exchange or register the transfer of a Definitive Security or Securities for a Definitive Security or Securities:

                 [ ] to a Person the Transferor reasonably believes to be a Qualified Institutional Buyer; or

                 [ ] in reliance on Rule 144 or Rule 904 or another exemption (specify: __________________________________) from the registration requirements of the Securities Act, and an opinion of counsel accompanies the Certificate.

         In connection with such request, and in respect of such Securities, the Transferee confirms that:

         1. The Transferee understands that the Securities have not been and may not be registered under the Securities Act, and are being sold to it in a transaction that is exempt from the registration requirements of the Securities Act.

         2. The Transferee hereby represents that it is a corporation, partnership or other entity or person having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Transferee is (or any account for which it is purchasing is) (check box, if applicable):





______________________________
*   Check applicable box.

                 [ ]      an Institutional Accredited Investor or

                 [ ]      a Qualified Institutional Buyer,

as such terms are defined in the Securities Act, able to bear the economic risk of investment in the Securities.

         3. The Transferee undertakes that it is acquiring the Securities for its own account (or for accounts as to which the Transferee exercises sole investment discretion and has authority to make, and does make, the statements contained in this certificate) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within the Transferee's control.

         4. The Transferee acknowledges that it understands that the Securities will be issued either as (a) a Global Security** and the Transferee will own a beneficial interest therein or (b) a Definitive Security under which the Securities will be delivered to the Transferee in registered form only and, in either case, the Security will bear a legend substantially to the following effect:

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO OR FOR THE ACCOUNT OR BENEFIT OF ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHICH IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS COMPLIES WITH RULE 144 UNDER THE SECURITIES ACT) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER,
         (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE





___________________________________
*   Check applicable box.
**  If book entry, each beneficial owner must be a Qualified Institutional
    Buyer.

         SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

and (c) such certificates will be reissued without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of paragraph 5(c) or (d) below, or at the Transferee's request at such times as the Transferee would be permitted to dispose of the Securities in accordance with paragraph 5(d) below.

         5. The Transferee agrees that in the event that at some future time it wishes to dispose of any of the Securities, it will not do so unless:

                 (a) the Securities are sold to the Company or any Subsidiary thereof;

                 (b) the Securities are sold to an Institutional Accredited Investor or Qualified Institutional Buyer, that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from such Trustee);

                 (c) the Securities are sold pursuant to Rule 144 under the Securities Act; or

                 (d) the Securities are sold pursuant to an effective registration statement under the Securities Act.

                                       Very truly yours,


                                       ---------------------------------------
                                       [Insert Name of Transferor]

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
Dated:                     ,           Title:
       --------------------  -----           ---------------------------------


                                       ---------------------------------------
                                       [Insert Name of Transferee]

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
Dated:                     ,           Title:
       --------------------  -----           ---------------------------------

cc:  National Energy Group, Inc.

                                                                       EXHIBIT C
                      FORM OF LEGAL OPINION ON TRANSFER
                                                              ___________, _____
                                                                          (Date)
National Energy Group, Inc.
4925 Greenville Avenue
Suite 1400
Dallas, Texas 75206

Bank One, N.A.
c/o Bank One Trust Company, N.A.
235 West Shrock Road
Westerville, Ohio 43081
Attention: Corporate Trust Operations

                 Re:      National Energy Group, Inc.
                          10 3/4% Series C Senior Notes due 2006

Ladies and Gentlemen:

                 This opinion is being furnished to you in connection with the sale by _____________ (the "Transferor") to _____________ (the "Transferee") of $_______________ aggregate principal amount of 10 3/4% Series C Senior Notes due 2006 of (the "Securities").

                 We have examined such documents and records as we have deemed appropriate. In our examination of the foregoing, we have assumed the authenticity of all documents, the genuineness of all signatures and the due authorization, execution and delivery of the aforementioned by each of the parties thereto. We have further assumed the accuracy of the representations of the Transferee contained in the Certificate Delivered Upon Exchange or Transfer of Senior Notes executed and delivered by the Transferee and the Transferor in connection with the sale of the Securities. We have also assumed that the sale of the Securities to the Transferor was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

                 Based on the foregoing, we are of the opinion that the sale to the Transferee of the Securities does not require registration of such Securities under the Securities Act and is authorized and permitted under the terms of the Indenture.
                                        Very truly yours,

                                                                       EXHIBIT D


                      OFFICERS' CERTIFICATE OF NONDEFAULT

                          NATIONAL ENERGY GROUP, INC.


                 This Officers' Certificate is provided pursuant to Section 4.03(a) of the Indenture dated as of August 21, 1997 between National Energy Group, Inc. (the "Company") and Bank One, N.A., as Trustee (the "Indenture").

                 A review of the activities of the Company and the Subsidiaries
during the preceding fiscal year ending [                ,      ], has been
made under the supervision of the Officers signing below with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture. In addition, each such Officer signing this certificate states that, to the best of such Officer's knowledge, the Company and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture. This Officers' Certificate is intended to comply with TIA Section 314(a)(4).

                 Additionally, each Officer signing below has read each covenant or condition set forth in the Indenture and has made such examination or investigation as is necessary, in the opinion of each such Officer, to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, which examination or investigation was conducted in the course of the Officers' routine operational management of the Company. In the opinion of each such Officer, each such covenant or condition has been complied with.

                 EXECUTED THIS __________ day of ______________________, _____.

                                        NATIONAL ENERGY GROUP, INC.,
                                        a Delaware corporation


                                       *By:___________________________________


                                        By:___________________________________

* This certificate must be signed by the principal executive, financial or accounting Officer (as well as one other Officer).

                                                                       EXHIBIT E

                      TRANSFEREE LETTER OF REPRESENTATION


National Energy Group, Inc.
4925 Greenville Avenue
Suite 1400
Dallas, Texas  75206

Bank One, N.A.
c/o Bank One Trust Company, N.A.
235 West Shrock Road
Westerville, Ohio 43081
Attention: Corporate Trust Operations

Ladies and Gentlemen:

        1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate or the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the issuer of such Securities, (b) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a Qualified Institutional Buyer under Rule 144A that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (c) to an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) which is an institution (an "Institutional Accredited Investor") that is purchasing for his own account or for the account of such an Institutional Accredited Investor, (d) pursuant to the resale limitations provided by Rule 144 under the Securities Act (if available), (e) pursuant to a registration statement which has been declared effective under the Securities Act, (f) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of the Securities Act, or (g) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities law. The foregoing restrictions on sale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (c) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee which shall provide, among other things, that the transferee is an Institutional Accredited Investor and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e), (f) or (g) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

        2. We are an Institutional Accredited Investor or, if the transfer is of a beneficial interest in the Global Security, a "qualified institutional buyer" in accordance with Rule 144A under the Securities Act, in either case purchasing for our own account or for the account of such an Institutional Accredited Investor as to each of which we exercise sole investment discretion and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investments for an indefinite period.

        3. All of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,


                                  --------------------------------------------
                                  (Name of Purchaser)


                                  By:
                                     -----------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------
                                  Date:
                                         -------------------------------------

     Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:

Name:  __________________________________________________________

Address:     ____________________________________________________

             ____________________________________________________

             ____________________________________________________

Taxpayer ID Number:  ____________________________________________